Exhibit 3.5

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910
OhioSoS.gov | business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

Filing Form Cover Letter

Please return the approval certificate to:

Name *(Individual or Business Name)*:
Agilysys, Inc.

To the Attention of *(if necessary)*:
Kyle C. Badger

Address: 1000 Windward Concourse, Suite 250

City: Alpharetta

State: Georgia   ZIP Code: 30005

Phone Number: (770) 810-7800   E-mail Address: Kyle.Badger@agilysys.com

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Please make checks or money orders payable to: "Ohio Secretary of State"
Type of Service Being Requested: (PLEASE CHECK **ONE** BOX BELOW)

○ **Regular Service:** Only the filing fee listed on page one of the form is required and the filing will be processed in approximately 3-7 business days. The processing time may vary based on the volume of filings received by our office.

○ **Expedite Service 1:** By including an Expedite fee of $100.00, **in addition** to the regular filing fee on page one of the form, the filing will be processed within 2 business days after it is received by our office.

○ **Expedite Service 2:** By including an Expedite fee of $200.00, **in addition** to the regular filing fee on page one of the form, the filing will be processed within 1 business day after it is received by our office. **This service is only available to walk-in customers who hand deliver the document to the Client Service Center.**

◉ **Expedite Service 3:** By including an Expedite fee of $300.00, **in addition** to the regular filing fee on page one of the form, the filing will be processed within 4 hours after it is received by our office, if received by 1:00 p.m. **This service is only available to walk-in customers who hand deliver the document to the Client Service Center.**

○ **Preclearance Filing:** A filing form, to be submitted at a later date for processing, may be submitted to be examined for the purpose of advising as to the acceptability of the proposed filing for a fee of $50.00. The Preclearance will be complete within 1-2 business days.

Form 700   Page 1 of 8   Last Revised: 06/2019

Form 700 Prescribed by:

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453
Central Ohio: 614.466.3910
OhioSoS.gov
business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

For screen readers, follow instructions located at this path.

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (**Two business day processing time. Requires an additional $100.00**)
P.O. Box 1390
Columbus, OH 43216

Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State

Filing Fee: $99

Form Must Be Typed

(CHECK ONLY ONE (1) BOX)

(1) [x] **Converting Within The Records of the Ohio Secretary of State**

(2) [ ] **Converting Off The Records of the Ohio Secretary of State** (187-VXX)

Name of the converting entity	Agilysys, Inc.
Jurisdiction of Formation	Ohio
Charter/Registration Number	317430

The converting entity is a:
(Check Only (1) One Box)

- [ ] Domestic Nonprofit Corporation
- [x] Domestic For-Profit Corporation
- [ ] Foreign Nonprofit Corporation
- [ ] Foreign For-Profit Corporation
- [ ] Domestic Nonprofit Limited Liability Company
- [ ] Foreign Nonprofit Limited Liability Company
- [ ] Domestic For-Profit Limited Liability Company
- [ ] Foreign For-Profit Limited Liability Company
- [ ] Partnership
- [ ] Domestic Limited Partnership
- [ ] Foreign Limited Partnership
- [ ] Domestic Limited Liability Partnership
- [ ] Foreign Limited Liability Partnership

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

Form 700 Page 2 of 8 Last Revised: 06/2019

Name of the converted entity: Agilysys, Inc.

Jurisdiction of Formation: Delaware

The converted entity is a:
(Check Only (1) One Box)

- [ ] Domestic For-Profit Corporation
- [ ] Domestic Professional Association
- [ ] Foreign Nonprofit Corporation
- [x] Foreign For-Profit Corporation
- [ ] Domestic Nonprofit Limited Liability Company
- [ ] Foreign Nonprofit Limited Liability Company
- [ ] Domestic For-Profit Limited Liability Company
- [ ] Foreign For-Profit Limited Liability Company
- [ ] Partnership
- [ ] Domestic Limited Partnership
- [ ] Foreign Limited Partnership
- [ ] Domestic Limited Liability Partnership
- [ ] Foreign Limited Liability Partnership

Effective Date (MM/DD/YYYY) **(Optional)**:

(The conversion is effective upon the filing of this certificate or on a later date specified in the certificate)

Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request.

Name: Kyle C. Badger

Mailing Address: 1000 Windward Concourse, Suite 250

City: Alpharetta

State: Georgia

Zip Code: 30005

Required information that must accompany conversion certificate if box 2 is checked

If the converting entity is a domestic or foreign entity that will not be licensed in Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served.

Name of Statutory Agent:

Mailing Address:

City:

State: OH

ZIP Code:

See instructions for additional filing requirements if
(1) the conversion creates a new domestic entity,
(2) the converted entity is a foreign entity that desires to transact business in Ohio; or
(3) if a domestic corporation or foreign corporation licensed in Ohio is the converting entity.

Form 700 Page 3 of 8 Last Revised: 06/2019

By signing and submitting this from to the Ohlo Secretary of state, the undersigned hereby certifies that he or she has the requisite authority to execute this document Required must be signed by an authorized Signature Signature Signature Print name print name print name By ( if applicable By ( if applicable By ( if applicable  Form 700 Page 4 of 8 Last Revised: 06/2019